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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 F O R M  8 - K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 8, 1996

                          Dense-Pac Microsystems, Inc.
             (Exact name of registrant as specified in its charter)

                                   California
                 (State or other jurisdiction of incorporation)

            0-14843                                 33-0033759
   (Commission File Number)                 (IRS Employer Identification No.)

   7321 Lincoln Way, Garden Grove, California                       92641
   (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code   (714) 898-0007

          (Former name or former address, if changed since last report)
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Item 5.           Other Events.

Rule 135c Notice

     Pursuant to Rule 135c, attached hereto as Exhibit 99.1 and incorporated herein by reference is a copy of a press release dated February 28, 1996 regarding a completed private offering.

Cautionary Statement

     Attached as Exhibit 99.2 and incorporated herein by reference is a press release dated February 8, 1996 regarding the Company's SuperSIMM product.

     Set forth below are various factors which have affected the Company's operations and financial results, and in the future could cause actual results to differ materially from those contemplated by forward-looking statements made by the Company in the February 8, 1996 press release or otherwise.

Loss History and Limited Liquidity

     In the years ended February 28, 1993 and 1995, the Company incurred net losses of $265,000 and $2,740,000, respectively. The loss in fiscal year 1995 was primarily due to pre-production costs associated with the Company's second generation stack products and a one-time charge of $1.7 million in connection with the discontinuation of certain product lines. Although the Company reported net income of $1,265,000 in the nine month period ended November 30, 1995, there can be no assurance that the Company will not incur losses in the future. The Company has historically operated with limited cash resources which has restricted its research and development efforts, product marketing and growth in general.

Product Development and Technological Change

     The semiconductor and memory module industries are characterized by rapid technological change and are highly competitive with respect to timely product innovation. The Company's memory products are subject to obsolescence or price erosion because semiconductor manufacturers are continuously introducing chips with the same or greater memory density as the Company's modules. As a result, memory products typically have a product life of only three to five years. The Company's future success depends on its ability to develop new products and product enhancements to keep up with technological advances and to meet customer needs. Any failure by the Company to anticipate or respond adequately to technological developments and customer requirements, or any significant delays in product development or introduction, could have a material adverse effect on the Company's financial condition and results of operations. For example, pre-production delays associated with the second generation Dense-Stack product line caused the Company to lose its source of acceptable SRAM die because the supplier discontinued production of the die that the second generation product had been designed for. The Company believes that the second generation technology remains valid and it will

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redesign this product to incorporate new die technology when market conditions are appropriate. There can be no assurance that the Company will be successful in its product development or marketing efforts, or that the Company will have adequate financial or technical resources for future product development and promotion.

Uncertainty of Market Acceptance or Profitability of New Products

     The introduction of the SuperSIMM product or other new products which the Company may introduce in the future will require the expenditure of funds for research and development, tooling, manufacturing processes, inventory and marketing. In order to achieve high volume production of the SuperSIMM product, the Company will have to make substantial investments in inventory and expand its production capabilities. The Company has limited marketing capabilities and resources and is dependent upon internal sales and marketing personnel and a network of independent sales representatives for the marketing and sale of its products. There can be no assurance that the SuperSIMM product or future new products will achieve market acceptance, result in increased revenues, or be profitable. Such products could also be subject to technological obsolescence or price erosion resulting from competition.

Parts Shortages and Dependence on Suppliers

     The semiconductor industry is characterized by periodic shortages of parts which have in the past and may in the future negatively affect the Company's operations. The Company is dependent on a limited number of suppliers for semiconductor devices used in its products, but it has no long-term supply contracts with any of them. Due to the cyclical nature of the semiconductor industry and competitive conditions, there can be no assurance that the Company will not experience difficulties in meeting its supply requirements in the future. Any inability to obtain adequate deliveries of parts, either due to the loss of a supplier or industry-wide shortages, could delay shipments of the Company's products, increase its cost of goods sold and have a material adverse effect on its business, financial condition and results of operations.

Dependence on Defense-Related Business

     The Company has historically derived a substantial portion of its revenues from defense-related contracts. As a result, the Company's business has been impacted by reductions in the federal defense budget and will continue to be subject to risks affecting the defense industry, including changes in governmental appropriations and changes in national defense policies and priorities. The Company has sought to reduce its dependence on defense-related business by developing products with commercial applications, although such products generally have lower margins than defense-related products.

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Patent Rights

     The Company's ability to compete effectively is dependent on its proprietary know-how, technology and patent rights. The Company holds U.S. patents on certain aspects of its 3-D stacking technology and has applied for additional patents. There can be no assurance that the Company's patent applications will be approved, that any issued patents will afford the Company's products any competitive advantage or will not be challenged or circumvented by third parties, or that patents issued to others will not adversely affect the development or commercialization of the Company's products.

Competition

     Numerous memory companies are in the process of developing three-dimensional products, including IBM, Irvine Sensors, Texas Instruments, Mitsubishi, Motorola, Staktek, Cubic Memory and Thompson CSF in France. Many of such companies have substantially greater financial, manufacturing and marketing capabilities than the Company. The Company could also experience competition from established and emerging computer memory companies. There can be no assurance that the Company's products will be competitive with existing or future products, or that the Company will be able to establish or maintain a profitable price structure for its products.

Item 7.           Financial Statements and Exhibits.

         (c)      The following Exhibits are filed herewith:

         99.1         Press Release dated February 28, 1996.

         99.2         Press Release dated February 8, 1996


                                   SIGNATURES

      Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 DENSE-PAC MICROSYSTEMS, INC.

Dated February 28, 1996                         By  /S/ William M. Stowell
                                                       ------------------------
                                                        William M. Stowell,
                                                        Vice President-Finance

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